                               JOHN HANCOCK TRUST
              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

     AMENDMENT (the "Amendment") made this 30th day of April, 2007, to the Amended and Restated Advisory Agreement dated January 1, 1996, as amended and restated May 1, 1999, as amended, between John Hancock Trust, a Massachusetts business trust (the "Trust") and John Hancock Investment Management Services, LLC, a Delaware limited liability company ("JHIMS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE IN APPENDIX A

     Appendix A is revised to add the advisory fees for the following portfolios of the Trust and to decrease the advisory fee for the International Small Company Trust (the "Portfolios"):

     a. Small Cap Intrinsic Value Trust

     b. Franklin Templeton Founding Allocation Trust

     c. Income Trust

     d. Mutual Shares Trust

     e. Mid Cap Intersection Trust

     f. Emerging Markets Value Trust

2. DUTIES OF THE ADVISER

     The following provision is added under Section 2.a. (Duties of the Adviser):

     With respect to the Portfolio listed below, the Adviser may elect to manage the investments and determine the composition of the assets of the Portfolio, subject to the approval of the Trustees of the Trust.

     a. Franklin Templeton Founding Allocation Trust

3. EFFECTIVE DATE

     This Amendment shall become effective with respect to each Portfolio on the later of:

(i) the date of its execution and (ii) approval by the Board of Trustees of the Trust of the Amendment with respect to a Portfolio.

John Hancock Trust


By: /s/ Keith F. Hartstein
    ---------------------------------


John Hancock Investment Management
Services, LLC


By: /s/ Bruce R. Speca
    ---------------------------------

                                   APPENDIX A

                         SMALL CAP INTRINSIC VALUE TRUST
                                  INCOME TRUST
                               MUTUAL SHARES TRUST
                           MID CAP INTERSECTION TRUST
                          EMERGING MARKETS VALUE TRUST
                        INTERNATIONAL SMALL COMPANY TRUST

     The Adviser shall serve as investment adviser for each Portfolio of the Trust listed above. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for the Portfolio at an annual rate as follows (the "Adviser Fee").

     The term Aggregate Net Assets in the chart below includes the net assets of a Portfolio of the Trust. It also includes as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Portfolio also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

     The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

              CHANGES TO THE ADVISORY FEES OF AN EXISTING PORTFOLIO

                                        FIRST       EXCESS OVER
                                    $100 MILLION   $100 MILLION
                                    OF AGGREGATE   OF AGGREGATE
PORTFOLIO                            NET ASSETS*    NET ASSETS*
---------                           ------------   ------------
International Small Company Trust

* Aggregate Net Assets include the net assets of the International Small Company Trust, a series of John Hancock Trust, and the International Small Company Fund, a series of John Hancock Funds II.

                        ADVISORY FEES FOR NEW PORTFOLIOS

                                      FIRST       EXCESS OVER
                                   $1 BILLION     $1 BILLION
                                  OF AGGREGATE   OF AGGREGATE
PORTFOLIO                          NET ASSETS*    NET ASSETS*
---------                         ------------   ------------
Small Cap Intrinsic Value Trust

* Aggregate Net Assets include the net assets of the Small Cap Intrinsic Value Trust, a series of John Hancock Trust, and the Small Cap Intrinsic Value Fund, a series of John Hancock Investment Trust.

                                 BETWEEN        BETWEEN
                               $50 MILLION   $200 MILLION
                   FIRST           AND            AND        EXCESS OVER
                $50 MILLION   $200 MILLION   $500 MILLION   $500 MILLION
               OF AGGREGATE   OF AGGREGATE   OF AGGREGATE   OF AGGREGATE
PORTFOLIO       NET ASSETS*    NET ASSETS*    NET ASSETS*    NET ASSETS*
---------      ------------   ------------   ------------   ------------
Income Trust

* Aggregate Net Assets include the net assets of the Income Trust, a series of John Hancock Trust, the Income Fund, a series of John Hancock Funds II, the International Value Trust, a series of John Hancock Trust, the International Value Fund, a series of John Hancock Funds II, the International Small Cap Trust, a series of John Hancock Trust, the International Small Cap Fund, a series of John Hancock Fund, the Global Trust, a series of John Hancock Trust, the Global Fund, a series of John Hancock Funds II, the Mutual Shares Trust, a series of John Hancock Trust, the Mutual Shares Fund, a series of John Hancock Funds II

                      ALL AGGREGATE NET
PORTFOLIO                   ASSETS
---------             -----------------
Mutual Shares Trust

                                 FIRST       EXCESS OVER
                             $500 MILLION   $500 MILLION
                             OF AGGREGATE   OF AGGREGATE
PORTFOLIO                     NET ASSETS*    NET ASSETS*
---------                    ------------   ------------
Mid Cap Intersection Trust

* Aggregate Net Assets include the net assets of the Mid Cap Intersection Trust, a series of John Hancock Trust, and the Mid Cap Intersection Fund, a series of John Hancock Funds II.

                                   FIRST       EXCESS OVER
                               $100 MILLION   $100 MILLION
                               OF AGGREGATE   OF AGGREGATE
PORTFOLIO                       NET ASSETS*    NET ASSETS*
---------                      ------------   ------------
Emerging Markets Value Trust

* Aggregate Net Assets include the net assets of the Emerging Markets Value Trust, a series of John Hancock Trust, and the Emerging Markets Value Fund, a series of John Hancock Funds II.

                  FRANKLIN TEMPLETON FOUNDING ALLOCATION TRUST

The Adviser shall serve as investment adviser for the Franklin Templeton Founding Allocation Trust.

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Franklin Templeton Founding Allocation Trust, a fee computed separately for the Franklin Templeton Founding Allocation Trust as follows (the "Adviser Fee"):

The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds ("Affiliated Fund Assets") and (b) a fee on net assets not invested in Affiliated Funds ("Other Assets"). Affiliated Funds are any fund of John Hancock Trust, John Hancock Funds II and John Hancock Funds III excluding the following John Hancock Trust funds: Money Market Trust B, 500 Index Trust B, International Equity Index Trust B, Bond Index Trust B.

(a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the net assets of the Franklin Templeton Founding Allocation Trust determined in accordance with the following schedule, and that rate is applied to the Affiliated Fund Assets of the Franklin Templeton Founding Allocation Trust.

ADVISORY FEE ON AFFILIATED FUND ASSETS

         NET ASSETS OF THE FRANKLIN TEMPLETON FOUNDING ALLOCATION TRUST

    FIRST       EXCESS OVER
$500 MILLION   $500 MILLION
------------   ------------


(b) The fee on Other Assets is stated as an annual percentage of the current value of the net assets of the Franklin Templeton Founding Allocation Trust determined in accordance with the following schedule, and that rate is applied to the Other Assets of the Franklin Templeton Founding Allocation Trust.

ADVISORY FEE ON OTHER ASSETS

         NET ASSETS OF THE FRANKLIN TEMPLETON FOUNDING ALLOCATION TRUST

    FIRST       EXCESS OVER
$500 MILLION   $500 MILLION
------------   ------------


     For purposes of determining Net Assets of the Franklin Templeton Founding Allocation Trust and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of the Franklin Templeton Founding Allocation Trust, Affiliated Fund Assets and Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for the Franklin Templeton Founding Allocation Trust shall be based on the applicable annual Affiliated Funds fee rate for the Franklin Templeton Founding Allocation Trust which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Affiliated Funds Fee Table to the applicable portions of Net Assets of the Franklin Templeton Founding Allocation Trust divided by (ii) Net Assets of the Franklin Templeton Founding Allocation Trust (the "Applicable Annual Affiliated Funds Fee Rate").

     The fee on Other Assets for the Franklin Templeton Founding Allocation Trust shall be based on the applicable annual Other Assets fee rate for the Franklin Templeton Founding Allocation Trust which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Net Assets of the Franklin Templeton

Founding Allocation Trust divided by (ii) Net Assets of the Franklin Templeton Founding Allocation Trust (the "Applicable Annual Other Assets Fee Rate").

     The fee on Affiliated Fund Assets for the Franklin Templeton Founding Allocation Trust shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Franklin Templeton Founding Allocation Trust. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for the Franklin Templeton Founding Allocation Trust shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Franklin Templeton Founding Allocation Trust. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The daily Adviser Fee for the Franklin Templeton Founding Allocation Trust shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.

     If, with respect to the Franklin Templeton Founding Allocation Trust, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.